Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-42628, No. 333-82602, No. 333-102774 and No.
333-76919) of Capital Bank Corporation of our report dated February 27, 2004 relating to the financial statements of Capital Bank Corporation, which appears in the Annual Report to Shareholders, which is incorporated by reference in this Annual Report on Form 10-K.


/s/ PricewaterhouseCoopers, LLP

Raleigh, North Carolina
March 12, 2004


                                     - 65 -